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Exhibit F

Bioverda US Holdings LLC
One South Dearborn Street
Suite 800
Chicago, IL 60603

Wilon Holdings S.A.
53rdrd E Street
Urbanizacion Marbella
MGM Tower, 16th Floor
Panama, Republic of Panama

1 October 2008

Attention: Roberto M. Lewis

Dear Sirs,

RE: PUT AND CALL AGREEMENT (VBV) & PUT AND CALL AGREEMENT (GPRE) DATED 1 APRIL 2008

        In terms of clause 2.2 and 2.3 of the two above agreements, Bioverda US Holdings herewith gives notice that it is exercising its right to Put the GPRE shares to be issued to it following the closing of the GPRE and VBV merger transactions on the 14th of October 2008.

        Please find attached the relevant Put Options Notice for each agreement in the format of Exhibit A of each agreement.

        The Put Options Closing Date for each shall be Friday 31st of October 2008.

Yours sincerely

/s/  JIM BARRY

Jim Barry
Bioverda US Holdings

Copy to:
TRUECO Truehand-Gesellschaft
Claridenstrasse 25, Postfach 2171
CH-8027 Zurich, Switzerland

Attention: Stefan Studer and Alfred Münch

Exhibit A

PUT OPTION NOTICE (VBV)

To: Wilon Holdings S.A.
Dated: 1 October 2008

        The undersigned, pursuant to the provisions set forth in the Put and Call Agreement (VBV) dated as of April 1, 2008 among Bioverda US Holdings LLC, Bioverda International Holdings Limited and Wilon Holdings S.A., hereby requires Wilon Holdings S.A. to purchase 74 (seventy four) Common Units representing membership interests in VBV LLC and make payment in full there for at the Put Option Purchase Price in the amount of US$6,722,100 (US Dollars six million seven hundred and twenty two thousand one hundred). For purposes of this Notice, the Put Option Closing Date shall be 31 October, 2008.

        If on the date of the Put Option Closing date the GPRE merger has closed and GPRE units have been issued to Bioverda US Holdings LLC, the equivalent 555,747 (five hundred and fifty five thousand and seven hundred and seven) shares in GPRE as issued to Bioverda US Holdings shall be transferred to Wilon.

BIOVERDA US HOLDINGS LLC

By:

/s/  JIM BARRY

Name: Jim Barry
Title: Chairman

Bioverda US Holdings LLC
One South Dearborn Street
Suite 800
Chicago, IL 60603

Wilon Holdings S.A.
53rd E Street
Urbanizacion Marbella
MGM Tower, 16th Floor
Panama, Republic of Panama

15 October 2008

Fax number: 00507 223 1467

Dear Sirs,

RE: PUT AND CALL AGREEMENT (VBV) & PUT AND CALL AGREEMENT (GPRE) DATED 1 APRIL 2008

        Further to our notice dated 1 October 2008 in terms of clause 2.2 and 2.3 of the two above agreements, regarding Bioverda US Holdings giving notice that it is exercising its right to Put the GPRE shares to be issued to it following the closing of the GPRE and VBV merger transaction on the 14th of October 2008, we attach the amended notice with the updated share number as agreed between the parties.

        Please find attached the relevant Put Option Notice for each agreement in the format of Exhibit A of each agreement.

        The Put Options Closing Date for each shall remain Friday 31st of October 2008.

Yours sincerely

Jim Barry
Bioverda US Holdings

Copy to:
Fax number: +41 44 289 25 54
TREUCO AG
Claridenstrasse 25, Postfach 2171
CH-8027 Zurich, Switzerland

Attention: Stefan Studer and Alfred Münch

PUT OPTION NOTICE (VBV)
(As Amended 15 October 2008)

To: Wilon Holdings S.A.
Dated: 1 October 2008, amended 15 October 2008 per agreement between the parties.

        The undersigned, pursuant to the provisions set forth in the Put and Call Agreement (VBV) dated as of April 1, 2008 among Bioverda US Holdings LLC, Bioverda International Holdings Limited and Wilon Holdings S.A., hereby requires Wilon Holdings S.A. to purchase 74 (seventy four) Common Units representing membership interests in VBV LLC and make payment in full there for at the Put Option Purchase Price in the amount of US$6,722,100 (US Dollars six million seven hundred and twenty two thousand one hundred). For purposes of this Notice, the Put Option Closing Date shall be 31 October, 2008.

        If on the date of the Put Option Closing date the GPRE merger has closed and GPRE units have been issued to Bioverda US Holdings LLC, the equivalent 554,879 (five hundred and fifty four thousand eight hundred and seventy nine) shares in GPRE as issued to Bioverda US Holdings shall be transferred to Wilon.

BIOVERDA US HOLDINGS LLC

By: /s/  JIM BARRY

Name: Jim Barry
Title: Chairman

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  Exhibit F